Exhibit 99.1

FIRST UNITED CORPORATION ANNOUNCES INVESTMENT
PORTFOLIO RESTRUCTURE

OAKLAND, MARYLAND—April 13, 2007: First United Corporation (Nasdaq: FUNC), a financial holding company and the parent company of First United Bank & Trust (the “Corporation”), announced today that it has restructured its investment portfolio through the sale on April 11, 2007 of approximately $77 million of investment securities. The securities sold were accounted for under the Statement of Financial Accounting Standards No. 159 (“FAS 159”), which the Corporation early adopted effective January 1, 2007 in conjunction with Statement of Financial Accounting Standards No. 157 (“FAS 157”). FAS 159 was released in its final form in February 2007 by the Financial Accounting Standards Board. FAS 159 generally permits the Corporation to measure selected eligible financial instruments, including investment securities, at fair value as of specified election dates and to report unrealized gains or losses on those instruments in earnings at each subsequent reporting date. Generally, the fair value option may be applied on an instrument by instrument basis but, once applied, the election is irrevocable and is applied to the entire instrument. FAS 157 provides rules for how to value assets and liabilities at fair value. The adoption of FAS 157 did not have a material impact on the financial statements.

William B. Grant, Chief Executive Officer and Chairman of the Board of First United Corporation, commented that the “adoption of this accounting standard creates a favorable opportunity for the Corporation to rebalance its investment portfolio, restructure the maturity schedule of the portfolio to mitigate the effects of premium and call risk and to manage our future interest rate risk and effective tax yield. We expect this balance sheet restructuring to result in an on-going stream of higher interest income for our shareholders and to have a positive impact on our net interest margin.”

As a result of early adopting FAS 159, the Corporation elected to transfer $77 million of investment securities previously held as available-for-sale to held-for-trading securities. Retained earnings and accumulated other comprehensive loss as of January 1, 2007 were each reduced by $.9 million, net of tax, as a result of the fair value election. This is a permanent adjustment to retained earnings; however, there is no impact to total shareholders’ equity because the market value adjustment of the available-for-sale securities was already recorded in accumulated other comprehensive loss. This one-time charge will not be recognized in current earnings based upon application of FAS 159. In addition, a pre-tax loss of approximately $15,000 was recognized in the first quarter of 2007 due to a decrease in the market value of these securities since January 1, 2007. The held-for-trading securities were sold on April 11, 2007 resulting in a pre-tax loss of $117,000 which will be recognized in the second quarter.

The securities sold had an average book yield of 4.28%. The proceeds from the sale of these securities were reinvested in securities having an average book yield of approximately 5.55%. The Corporation estimates that the restructuring will increase interest income in 2007 by approximately $650,000 on a tax equivalent basis and in future years by approximately $910,000 on a tax equivalent basis. The Corporation believes the restructured investment portfolio is better positioned in this uncertain interest rate environment.

ABOUT FIRST UNITED CORPORATION

First United Corporation offers full-service banking products and services through its trust company subsidiary, First United Bank & Trust, and consumer finance products through its consumer finance subsidiaries, OakFirst Loan Center, Inc. and OakFirst Loan Center, LLC. The Corporation also offers a full range of insurance products and services to customers in its market areas through First United Insurance Group, LLC. These entities operate a network of offices throughout Garrett, Allegany, Washington, and Frederick Counties in Maryland, as well as Mineral, Hardy, Berkeley, and Monongalia Counties in West Virginia. As of December 31, 2006, the Corporation reported assets of $1.3 billion and equity of $96.9 million. The Corporation’s website is www.mybankfirstunited.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but rather statements about management’s beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, changes in general economic, market, or business conditions; changes in the quality or composition of the investment portfolio; changes in laws or regulations or policies of federal and state regulators and agencies; and other circumstances beyond the Corporation’s control. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated will be realized, or if substantially realized, will have the expected consequences on the Corporation’s business or operations. For a discussion of the risks and uncertainties to which the Corporation is subject, see the section of the periodic reports that the Corporation files with the Securities and Exchange Commission entitled “Risk Factors”.